Exhibit 10kk(1)
AMENDMENT
TO
HUBBELL INCORPORATED
SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN
Effective as of September 12, 2007
     This Amendment (the “Amendment”), is adopted by Hubbell Incorporated, a Connecticut corporation (the “Company”), for the purpose of amending that certain Hubbell Incorporated Supplemental Management Retirement Plan, effective as of September 12, 2007 (as amended, the “Plan”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
     WHEREAS, Section 10.3 of the Plan provides that the Company may amend the Plan as appropriate to comply with the requirements of Section 409A of the Internal Revenue Code of 1986 and related Department of Treasury guidance (collectively, “Section 409A”), including any such amendment with retroactive effect, provided that no such amendment shall be effective without the Participant’s consent unless it preserves the Participant’s economic benefit prior to such amendment;
     WHEREAS, the Company has determined that it is in the best economic interests of the Participants to amend the Plan for Section 409A compliance;
     WHEREAS, pursuant to Internal Revenue Service Notice 2010-6, certain corrective amendments adopted for Section 409A documentary compliance purposes on or prior to December 31, 2010 shall be deemed to have been made as of January 1, 2009 (the “Effective Date”); and
     WHEREAS, this Amendment is being adopted in accordance with Section 10.3 of the Plan and is intended to comply with the requirements of Internal Revenue Service Notice 2010-6.
     NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows, effective as of the Effective Date:
     1. Section 13.2(b) of the Plan is hereby amended and restated in its entirety as follows:
     “(b) Each Participant on the date of the Change in Control of Hubbell who experiences a Separation from Service prior to the second anniversary of such Change in Control of Hubbell, shall have his Retirement Benefit paid out in one lump sum on the later of (i) the tenth day of the seventh month following such Participant’s Separation from Service or (ii) ten days after such Change in Control of Hubbell. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto. For the avoidance of doubt, the provisions of this Section 13.2(b) shall not apply to any Participant who experiences a Separation from Service following the second anniversary of the Change in Control of Hubbell.”

     2. Except as modified by the forgoing, the terms and conditions of the Plan shall remain in full force and effect following the adoption of this Amendment.
     IN WITNESS WHEREOF, the Company has adopted this Amendment as of December 28, 2010.

HUBBELL INCORPORATED

/s/ James H. Biggart
Vice President and Treasurer